*Morgan Stanley Dean Witter Invesment Management Advised Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
   Underwriting Syndicate in which an Affiliate is a Member) 1
May 1, 2000 through July 31, 2000
                                                                   PRICE
                                   PARTICIPATING         TRADE      PER    AMOUNT
       UNDERWRITING                PORTFOLIO(s)           DATE     SHAREPURCHASED

Community Health Systems  MSDWIF Small Company Growth    6/8/00    13.00    43,000



EGG PLC                   UIF International Magnum Portfo6/12/00    1.60   16,300
                          MSDWIF International Magnum Fund          1.60   45,500
                                                                           61,800

China Unicom Limited      UIF Asian Equity Portfolio     6/15/00   19.99    13,200
                          UIF Emerging Markets Portfolio           19.99   184,400
                          MSDWIF Asian Equity Fund                 19.99    91,800
                          MSDWIF Emerging Markets Fund             19.99   969,000
                          CEF MSDW Emerging Markets Fund           19.99   278,300
                                                                         1,536,700

ASM Lithography Holding N.UIF Equity Growth Portfolio    6/16/00   38.15    11,000
                          UIF Technology Portfolio                 38.15    14,300
                          MSDWIF Equity Growth Fund                38.15    88,300
                          MSDWIF Technology Fund                   38.15    34,200
                                                                           147,800

Telmex ADR                UIF Emerging Markets Portfolio 6/19/00   53.25    11,500
                          MSDWIF Emerging Markets Fund             53.25    53,400
                          MSDWIF Latin American Fund               53.25     4,900
                          CEF MSDW Emerging Markets Fund           53.25    15,900
                          CEF Latin American Discovery Fund        53.25    49,300
                                                                           135,000

Phoenix Satellite Television
   Holdings Ltd.          UIF Asian Equity Portfolio     6/25/0HK$  1.08    79,000
                          UIF Emerging Markets Portfolio       HK$  1.08   943,000
                          MSDWIF Asian Equity Fund             HK$  1.08   550,000
                          MSDWIF Emerging Markets Fund         HK$  1.08 4,978,000
                          CEF MSDW Eastern Europe Fund         HK$  1.08 2,000,000
                          CEF MSDW Emerging Markets Fund       HK$  1.08 1,416,000
                                                                         9,966,000

Stratos Lightwave, Inc.   UIF Equity Growth Portfolio    6/26/00   21.00     3,000
                          UIF Technology Portfolio                 21.00     1,100
                          MSDWIF Equity Growth Fund                21.00    24,300
                          MSDWIF Focus Equity Fund                 21.00     2,800
                          MSDWIF Small Company Growth              21.00     2,700
                          MSDWIF Technology Fund                   21.00    52,500
                                                                            86,400

Genuity, Inc.             UIF Equity Growth Portfolio    6/27/00   11.00    17,900
                          UIF Equity Growth Portfolio              11.00       200
                          UIF Equity Growth Portfolio              11.00       100
                          UIF Equity Growth Portfolio              11.00       400
                          UIF Technology Portfolio                 11.00     6,000
                          UIF Technology Portfolio                 11.00    12,000
                          UIF Technology Portfolio                 11.00     6,000
                          UIF Technology Portfolio                 11.00     6,000
                          UIF Technology Portfolio                 11.00     1,600
                          UIF Technology Portfolio                 11.00       300
                          UIF Technology Portfolio                 11.00       100
                          UIF Technology Portfolio                 11.00       700
                          UIF Mid Cap Growth Portfolio             11.00     2,100
                          MSDWIF Equity Growth Fund                11.00       200
                          MSDWIF Equity Growth Fund                11.00     1,100
                          MSDWIF Equity Growth Fund                11.00     3,300
                          MSDWIF Equity Growth Fund                11.00   143,800
                          MSDWIF Small Company Growth              11.00       100
                          MSDWIF Small Company Growth              11.00       300
                          MSDWIF Small Company Growth              11.00       900
                          MSDWIF Small Company Growth              11.00    40,600
                          MSDWIF Technology Fund                   11.00       100
                          MSDWIF Technology Fund                   11.00       600
                          MSDWIF Technology Fund                   11.00     1,700
                          MSDWIF Technology Fund                   11.00    16,500
                          MSDWIF Technology Fund                   11.00    28,700
                          MSDWIF Technology Fund                   11.00    30,000
                                                                           321,300

Capstone Turbine Corp.    UIF Equity Growth Portfolio    6/28/00   16.00     1,900
                          UIF Technology Portfolio                 16.00       700
                          MSDWIF Equity Growth Fund                16.00    14,900
                          MSDWIF Small Company Growth              16.00     1,700
                          MSDWIF Technology Fund                   16.00     1,600
                                                                            20,800

Tycom Ltd.                UIF Mid Cap Growth Portfolio   7/27/00   32.00       300


        PURCHASED                   AMOUNT OF              %
           FROM                        OFFER               UW

Merrill Lynch, Montgomery                      18,750,000 0.23%
Securities, Hambrecht & Quist,
CS First Boston, Goldman Sachs

Goldman Sachs                                 148,000,000 0.01%
Goldman Sachs                                             0.03%
                                                          0.04%

Jardine Felmming                              233,617,000 0.01%
Jardine Felmming                                          0.08%
Jardine Felmming                                          0.04%
Jardine Felmming                                          0.41%
Jardine Felmming                                          0.12%
                                                          0.66%

Credit Swiss First Boston                      60,000,000 0.02%
ABN Amro                                                  0.02%
Goldman Sachs                                             0.15%
Merrill Lynch                                             0.06%
                                                          0.25%

Salomon Smith Barney                           27,649,306 0.04%
Salomon Smith Barney                                      0.19%
Salomon Smith Barney                                      0.02%
Salomon Smith Barney                                      0.06%
Salomon Smith Barney                                      0.18%
                                                          0.49%


Merrill Lynch                                 727,060,000 0.01%
Merrill Lynch                                             0.13%
Merrill Lynch                                             0.08%
Merrill Lynch                                             0.68%
Merrill Lynch                                             0.28%
Merrill Lynch                                             0.19%
                                                          1.37%

Lehman                                          8,750,000 0.03%
CIBC                                                      0.01%
Piper Jaffrey                                             0.28%
Lehman                                                    0.03%
Lehman                                                    0.03%
Lehman                                                    0.60%
                                                          0.98%

Deutsche Bank Securities I                    173,913,000 0.01%
Warburg Dillion Read, NY - ETC                            0.00%
ABN Amro Inc, Chicago                                     0.00%
Williams Capital                                          0.00%
Goldman Sachs, New York                                   0.00%
Merrill Lynch, New York                                   0.01%
Bear Stearns, New York                                    0.00%
Donaldson Lufkin Jenrette, NY                             0.00%
Deutsche Bank Securities Inc., NY                         0.00%
Warburg Dillion Read, NY - ETC                            0.00%
ABN Amro Inc, Chicago                                     0.00%
Williams Capital                                          0.00%
Salomon Smith Barney                                      0.00%
ABN Amro                                                  0.00%
Warburg Dillon Reed                                       0.00%
Williams Capital                                          0.00%
Salomon Smith Barney                                      0.08%
ABN Amro                                                  0.00%
Warburg Dillon Reed                                       0.00%
Williams Capital                                          0.00%
Salomon Smith Barney                                      0.02%
ABN Amro                                                  0.00%
Warburg Dillon Reed                                       0.00%
Williams Capital                                          0.00%
Hambrecht & Quist                                         0.01%
JP Morgan Securities                                      0.02%
CS First Boston                                           0.02%
                                                          0.17%

Goldman Sachs                                   9,090,909 0.02%
Goldman Sachs                                             0.01%
Merrill Lynch                                             0.16%
Goldman Sachs                                             0.02%
Merrill Lynch                                             0.02%
                                                          0.23%

Goldman, Sachs & Co.                                      0.00%


1) All prices in U.S. Dollar unless otherwise noted
2) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
* Morgan Stanley Dean Witter Institutional Funds, Inc. ("MSDWIF")
  The Universal Institutional Funds, Inc. ("UIF")
  The Proprietary Registered Closed-End Funds ("CEF")
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